UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): August 8, 2025

Amphastar Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36509	33-0702205
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11570 6th Street
Rancho Cucamonga, California	91730
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (909) 980-9484

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

T
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	AMPH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 8, 2025 Amphastar Pharmaceuticals, Inc. (“Amphastar”) and Nanjing Anji Biotechnology Co., Ltd. (“Anji”) entered into a License Agreement (the “Agreement”) pursuant to which Anji is granting an exclusive license to certain intellectual property controlled by Anji to develop, make, use and commercialize products incorporating or comprising certain compounds, including three identified products (“Licensed Products”) in the United States and Canada (the “Territory”). Anji is also granted a non-exclusive license under certain intellectual property controlled by Amphastar to develop, make, use and commercialize Licensed Products outside the Territory. Amphastar made an earnest money payment of $0.75 million and an upfront payment of $5.25 million to Anji upon signing the Agreement. Amphastar is also required to make payments to Anji consisting of up to $42 million in development milestone payments and up to $225 million in sales milestone payments, subject to the achievement of the applicable development and sales milestone events respectively, and royalty payments, not to exceed a maximum annual amount of $22.5 million each calendar year for each Licensed Product and a maximum accumulated amount of $60 million for each Licensed Product. Amphastar will pay to Anji certain percentage of sublicense income received from sublicense transactions. Anji will pay to Amphastar a royalty payment of net sales of Licensed Products that are based on any patents licensed by Amphastar to Anji under the Agreement or regulatory exclusivity covering such Licensed Products. The term of this Agreement will expire, on a Licensed Product-by-Licensed Product and region-by-region basis, on the tenth anniversary of the first commercial sale of such Licensed Product in the applicable region in the Territory, with Amphastar having the right to extend the Agreement until the earlier of ten additional years or the expiration, lapse, or invalidation of the last remaining valid claim of the patents licensed by Anji to Amphastar that covers the Licensed Products in the Territory.

The foregoing is a brief description of the material terms of the Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the copy of the Agreement that will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission for the fiscal quarter ending September 30, 2025, and is incorporated herein by reference.

Forward-Looking Statements

All statements in this current report that are not historical are forward-looking statements, including, among other things, statements relating to the performance of the parties under the Agreement and the expected payments thereunder. These statements are not facts but rather are based on Amphastar’s historical performance and our current expectations, estimates, and projections regarding our business, operations, and other similar or related factors. Words such as "may," "might," "will," "could," "would," "should," "anticipate," "predict," "potential," "continue," "expect," "intend," "plan," "project," "believe," "estimate," and other similar or related expressions are used to identify these forward-looking statements, although not all forward-looking statements contain these words. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Amphastar’s control. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including the failure to receive regulatory approval for the Licensed Products, the inability to successfully commercialize the Licensed Products, changes in laws and regulations and disruptions in supply chains as well as others described in Amphastar’s filings with the Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 3, 2025, in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 8, 2025, and in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 filed with the SEC on August 7, 2025. You can locate these reports through our website at http://ir.amphastar.com and on the SEC's website at www.sec.gov. The forward-looking statements in this current report speak only as of the date of the report. Amphastar undertakes no obligation to revise or update information or any forward-looking statements in this current report to reflect events or circumstances in the future, even if new information becomes available or if subsequent events cause our expectations to change.

Item 7.01. Regulation FD Disclosure

On August 12, 2025, the Company issued a press release announcing the Agreement.

A copy of the press release is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information in Item 7.01 of this Current Report on Form 8-K is not deemed to be “filed” for the purpose of Section 18 of the Securities Act of 1933, or the Securities Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 12, 2025 of Amphastar Pharmaceuticals, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPHASTAR PHARMACEUTICALS, INC.
Date: August 12, 2025
	By:	/S/WILLIAM J. PETERS

William J. Peters
Chief Financial Officer, Executive Vice President and Treasurer